UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                        Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to s.240.14a-12

                                BANTA CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                    Notice of Annual Meeting of Shareholders
                            To Be Held April 29, 2003

To the Shareholders of Banta Corporation:

     You are hereby notified that the annual meeting of shareholders of Banta Corporation will be held at the Fox Cities Performing Arts Center, Kimberly-Clark Theater, 400 West College Avenue, Appleton, Wisconsin, on Tuesday, April 29, 2003, at 2:00 p.m., Central Time, for the following purposes:

     1.   To elect nine directors to serve for the ensuing year.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 7, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

     We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

                                     By Order of the Board of Directors
                                     BANTA CORPORATION

                                     /s/ Ronald D. Kneezel

                                     Ronald D. Kneezel
                                     Secretary

Menasha, Wisconsin
March 19, 2003

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 29, 2003

     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Banta Corporation (the "Company"), beginning on or about March 19, 2003, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 29, 2003, at 2:00 p.m., Central Time, at the Fox Cities Performing Arts Center, Kimberly-Clark Theater, 400 West College Avenue, Appleton, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the nine persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, $.10 par value (the "Common Stock"), at the close of business on March 7, 2003 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 25,247,832 shares of Common Stock, each of which is entitled to one vote per share.


                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect nine directors of the Company, each to hold office until the 2004 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

     The following sets forth certain information, as of March 7, 2003, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.


                                              Director                Principal Occupation; Office, if any,
Name                                Age        Since                Held in the Company; Other Directorships
-------------------------------- ---------- ------------- --------------------------------------------------------------
Jameson A. Baxter                   59          1991      President of Baxter Associates, Inc. (private investments);
                                                          Trustee of The Putnam Funds; Director of Ryerson Tull, Inc.

Donald D. Belcher                   64          1994      Chairman of the Company since May 1995; Chief Executive
                                                          Officer of the Company from January 1995 to October 2002;
                                                          President of the Company from September 1994 to January 2001.

John F. Bergstrom                   56          1998      Chairman and Chief Executive Officer of Bergstrom
                                                          Corporation (automobile sales and service, credit life
                                                          insurance, and automotive fleet leasing); Director of Green
                                                          Bay Packers, Inc., Kimberly-Clark Corporation, Midwest
                                                          Express Holdings, Inc., Sensient Technologies Corporation
                                                          and Wisconsin Energy Corporation.

Ursula M. Burns                     44          2002      President of Business Group Operations of Xerox Corporation
                                                          (a document management and solutions company) since January
                                                          2003; President of the Xerox Document Systems and Solutions
                                                          Group and Corporate Senior Vice President of Xerox
                                                          Corporation from October 2001 to January 2003; senior
                                                          management positions with Xerox Corporation prior thereto;
                                                          Director of Boston Scientific Corporation.

Henry T. DeNero                     57          1996      Former Chairman and Chief Executive Officer of HomeSpace,
                                                          Inc. (homeowner services); Former Executive Vice President of First Data Corporation (an information processing and
                                                          computer services company); Former Vice Chairman and Chief
                                                          Financial Officer of Dayton Hudson Corporation; Director of
                                                          Western Digital Corporation and Digital Insight Corporation.


                                              Director                Principal Occupation; Office, if any,
Name                                Age        Since                Held in the Company; Other Directorships
-------------------------------- ---------- ------------- --------------------------------------------------------------
Richard L. Gunderson                69          1995      Former Chairman and Chief Executive Officer of Aid
                                                          Association for Lutherans (fraternal benefit society
                                                          providing insurance and financial services).

Ray C. Richelsen                    61          1998      Executive Vice President-Transportation, Graphics and Safety
                                                          Markets of 3M Company (a manufacturer of optical films and specialty materials) from January 1998 until his retirement in August 2000; Group Vice President of 3M Company prior
                                                          thereto.

Stephanie A. Streeter               45          2001      President and Chief Executive Officer of the Company since
                                                          October 2002; President and Chief Operating Officer of the
                                                          Company from  January 2001 to October 2002; Chief Operating
                                                          Officer of idealab! (creator and operator of internet
                                                          businesses) from January 2000 to December 2000; Group Vice
                                                          President of Avery Dennison Corporation (diversified
                                                          manufacturing company) from 1996 to 2000.

Michael J. Winkler                  57          1996      Executive Vice President of Hewlett-Packard Company
                                                          (computer services).


     Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

     THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

General

     The Board held nine meetings in 2002. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2002.

     The Company has Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. The Audit Committee consists of Messrs. Gunderson (Chairperson), Richelsen and DeNero. The principal functions performed by the Audit Committee, which met eight times in 2002, are to assist the Board in monitoring: the integrity of the Company's financial statements; the independent auditor's qualifications and independence; the performance of the Company's independent auditors; and the Company's compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate the Company's independent auditors and to approve the compensation paid to the independent auditors. The Audit Committee is also responsible for overseeing the Company's internal audit function. The Compensation Committee consists of Ms. Baxter (Chairperson), Ms. Burns and Messrs. Bergstrom and Richelsen. The principal functions of the Compensation Committee, which met four times in 2002, are: to administer the Company's deferred and incentive compensation plans (including the Company's equity incentive plans); to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; to establish performance criteria for and to evaluate the performance of the Chief Executive Officer; and to approve compensation of all officers, directors and subsidiary or division presidents. The Nominating and Corporate Governance Committee consists of Ms. Baxter and Messrs. DeNero (Chairperson), Gunderson and Winkler. The principal functions of the Nominating and Corporate Governance Committee, which met two times in 2002, are: to recommend persons to be selected by the Board as nominees for election as directors; to recommend persons to be elected to fill any vacancies on the Board; to consider and recommend to the Board qualifications for the office of director and policies concerning the term of office of directors and the composition of the Board; and to consider and recommend to the Board other actions relating to corporate governance. The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company's By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

Director Compensation

     Annual Retainer and Meeting Fees. For fiscal 2002, non-employee directors of the Company received an annual retainer fee of $26,000 ($13,000 of which was payable in shares of Common Stock). In addition, these directors in fiscal 2002 were paid a fee of $1,000 for every Board and committee meeting they attended. Each committee chairperson received an additional $5,000 for serving in such capacity ($2,500 of which was payable in shares of Common Stock). A director may elect to defer all or any part of the cash compensation he or she is entitled to receive for serving as a director, in which case the amount deferred will be paid in cash in three annual installments after such person ceases to be a director and, at the direction of the director, either will be credited with interest at the prime rate or will be treated for valuation purposes as if such deferred compensation had been invested in Common Stock pursuant to the phantom stock subaccount under the director's deferred compensation plan. The portion of the retainer fee payable in Common Stock may also be deferred. Such amount will be credited to the phantom stock subaccount and will ultimately be paid in cash in the same manner as cash retainer fees which are deferred.

     Director Stock Options. In addition to the compensation described above, each of Ms. Baxter, Ms. Burns and Messrs. DeNero, Gunderson, Bergstrom, Richelsen and Winkler automatically received an option for 3,000 shares of Common Stock at a per share exercise price of $36.71 on April 24, 2002, in accordance with the terms of the Company's Equity Incentive Plan (the "Equity Plan"). In addition, Ms. Burns automatically received an option for 6,000 shares of Common Stock at a per share exercise price of $29.52 upon her election to the Board in January 2002. Under the terms of the Equity Plan, each person when first elected as a non-employee director of the Company automatically receives an option for 6,000 shares of Common Stock. The Equity Plan also provides that, subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 3,000 shares of Common Stock on the day after each annual meeting of shareholders; provided, however, that if a person who is first elected as a non-employee director on the date of the annual meeting of shareholders receives the initial option grant under the Equity Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Options granted to non-employee directors under the Equity Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement during such six-month period, the option will become immediately exercisable in full. Options granted to non-employee directors under the Equity Plan terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director.

                                 STOCK OWNERSHIP

Management

     The following table sets forth information, as of March 7, 2003, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers and other persons named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. As of March 7, 2003, no director or executive officer of the Company beneficially owned one percent or more of the Common Stock other than Mr. Belcher who owned 1.9% of the Common Stock. On that date, the directors and executive officers as a group beneficially owned 3.6% of the Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                                                         Amount and Nature of
     Name of Beneficial Owner                        Beneficial Ownership (1)(2)
     ------------------------                        ---------------------------

     Jameson A. Baxter.............................               28,375
     Donald D. Belcher.............................              495,788(3)
     John F. Bergstrom.............................               18,951(4)
     Ursula M. Burns...............................                9,857
     Henry T. DeNero...............................               18,800
     Richard L. Gunderson..........................               22,500
     Ray C. Richelsen..............................               13,500
     Stephanie A. Streeter.........................               80,000(5)
     Michael J. Winkler............................               28,983
     Ronald D. Kneezel.............................               77,304
     Dennis J. Meyer...............................               56,176
     Frank W. Rudolph..............................               12,275
     Gerald A. Henseler............................               74,330(6)
     Daniel W. Kiener..............................                    0(7)
     All directors and executive
       officers as a group (14 persons)............              936,839

-----------------------
1. Includes shares subject to currently exercisable options and options exercisable within 60 days of March 7, 2003 as follows: Ms. Baxter, 15,000 shares; Mr. Belcher, 435,834 shares; Mr. Bergstrom, 13,500 shares; Ms. Burns, 9,000 shares; Mr. DeNero, 16,500 shares; Mr. Gunderson, 15,000 shares; Mr. Richelsen, 13,500 shares; Ms. Streeter, 65,000 shares; Mr. Winkler, 16,500 shares; Mr. Kneezel, 59,500 shares; Mr. Meyer, 47,167 shares; Mr. Rudolph, 11,334 shares; Mr. Henseler, 0 shares; Mr. Kiener, 0 shares; and all directors and executive officers as a group, 717,835 shares.

2. Does not include holdings of phantom stock units by non-employee directors as follows: Ms. Baxter, 7,503 units; Mr. Bergstrom, 2,464 units; Mr. DeNero, 9,523 units; Mr. Gunderson, 5,665 units; Mr. Richelsen, 4,684 units; and Mr. Winkler, 2,923 units. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock.

3. Includes 1,000 shares held by Mr. Belcher's spouse. Mr. Belcher shares voting and investment power over these shares.

4. Includes 2,350 shares held by a trust, 2,000 shares held by a partnership, and 900 shares held by a trust for the benefit of Mr. Bergstrom's daughter. Mr. Bergstrom shares voting and investment power over these shares.

5. Includes 1,000 shares held by Ms. Streeter's spouse. Ms. Streeter shares voting and investing power over these shares.

6. Includes 27,608 shares held by Mr. Henseler's spouse and 4,974 shares held by trusts for the benefit of Mr. Henseler's daughter. Mr. Henseler shares voting and investment power over these shares. Mr. Henseler retired as a director of the Company effective at the time of the Company's 2002 Annual Meeting of Shareholders and as an officer of the Company on August 1, 2002. Mr. Henseler was reappointed as the Company's Executive Vice President and Chief Financial Officer on January 2, 2003.

7.   Mr. Kiener resigned as Chief Financial Officer of the Company in November
     2002.

Other Beneficial Owners

     The following table sets forth information, as of December 31, 2002, regarding beneficial ownership by the only persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership set forth below has been reported on filings made on Schedule 13G with the Securities and Exchange Commission by the beneficial owners.

                                           Amount and Nature of Beneficial Ownership
                                           -----------------------------------------

                                           Voting Power            Investment Power
                                           ------------            ----------------
                                                                                                          Percent
          Name and Address                                                                                  of
         of Beneficial Owner              Sole      Shared     Sole            Shared       Aggregate      Class
         -------------------              ----      ------     ----            ------       ---------      -----
Barclays Global Investors, NA          2,057,804       0      2,057,804          0           2,057,804      8.2%
   (and certain affiliates)
   45 Fremont Street
   San Francisco, California

Wachovia Corporation                      92,103     1,200    1,702,870          0           1,716,070      6.8%
   One Wachovia Center
   Charlotte, North Carolina


                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to certain executive officers of the Company. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                              Summary Compensation Table

                                                                          Long Term Compensation
                                                                          ----------------------
                                            Annual Compensation (1)        Awards
                                            -----------------------        ------        Payouts
                                                                         Securities      -------
                                                                         Underlying        LTIP          All Other
Name and Principal Position       Year       Salary          Bonus        Options       Payouts(2)     Compensation(3)
---------------------------       ----       ------          -----        -------       ----------     ---------------
Donald D. Belcher (4)             2002      $ 700,000      $ 524,731        110,000     $ 133,208        $   4,000
  Chairman of the Board           2001        650,000        322,165        110,000       140,051            3,400
                                  2000        550,000        508,200        100,000       140,238            3,400

Stephanie A. Streeter (4)         2002        534,231       310,487          75,000        47,172            4,000
  President and Chief             2001        438,461       155,123         130,000        12,195           73,063
  Executive Officer               2000             --            --              --            --               --

Ronald D. Kneezel                 2002        241,000        75,452          14,000        47,428            4,000
  Vice President, General         2001        230,000        25,308          15,000       276,509            3,400
  Counsel and Secretary           2000        206,000       126,896          12,000        53,600            3,400

Dennis J. Meyer                   2002        225,750        70,677          14,000        46,090            4,000
  Vice President                  2001        215,000        23,657          14,000       276,165            3,400
  Marketing and Planning          2000        206,000       126,896          12,000        53,659            3,400

Frank W. Rudolph                  2002        220,000        68,877          14,000        28,147            4,000
  Vice President                  2001        210,000        23,107          14,000        13,797            3,400
  Human Resources                 2000         63,000        43,120          10,000         8,893               --

Gerald A. Henseler (5)            2002        242,866       142,842              --        86,359           43,479
                                  2001        365,000        51,944              --       312,795            3,400
                                  2000        352,500       271,425              --        91,906            3,400

Daniel W. Kiener (6)              2002        238,787        88,053          20,000        14,676          106,130
                                  2001             --            --              --            --               --
                                  2000             --            --              --            --               --

----------------------------

(1) Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2) For fiscal 2002, consists of payments made pursuant to the Banta Corporation Economic Profit (EP) Long-Term Incentive Compensation Plan. For Mr. Henseler, includes accelerated payments under this plan due to his retirement on August 1, 2002. Mr. Henseler was subsequently reappointed as Executive Vice President and Chief Financial Officer of the Company in January 2003.

(3) For fiscal 2002, consists of Company matching contributions under the Company's Incentive Savings Plan, which is a profit sharing plan under
     Section 401(k) of the Internal Revenue Code, for Ms. Streeter and Messrs. Belcher, Kneezel, Meyer and Rudolph. For Mr. Henseler for fiscal 2002, consists of a $2,979 Company matching contribution under the Incentive Savings Plan and $40,500 paid by the Company to Mr. Henseler for consulting services following his retirement on August 1, 2002. For Mr. Kiener for fiscal 2002, consists of a $2,523 Company matching contribution under the Incentive Savings Plan and relocation payments of $103,607.

(4) Mr. Belcher served as Chairman and Chief Executive Officer from January 2002 to October 1, 2002. Ms. Streeter succeeded Mr. Belcher as Chief Executive Officer on October 1, 2002. Ms. Streeter joined the Company as President and Chief Operating Officer on January 22, 2001.

(5) Mr. Henseler retired as Executive Vice President on August 1, 2002. Mr. Henseler served as a consultant to the Company following the resignation of Daniel W. Kiener as the Company's Chief Financial Officer in November 2002. Mr. Henseler was reappointed as the Company's Executive Vice President and Chief Financial Officer in January 2003 pending completion of an ongoing search to identify and appoint a new Chief Financial Officer for the Company.

(6)  Mr. Kiener served as Chief Financial Officer from March 2002 to November
     2002.

Stock Options

     The Company has in effect equity plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2002 to the named executive officers. Mr. Henseler was not granted stock options in fiscal 2002.

                                          Option Grants in 2002 Fiscal Year

                                                                                                           Grant
                                                                                                           Date
                                          Individual Grants                                                Value
--------------------------------------------------------------------------------------------------    ----------------

                                    Number of      Percentage of
                                   Securities      Total Options
                                   Underlying        Granted to       Exercise or                       Grant Date
                                    Options         Employees in      Base Price       Expiration         Present
             Name                  Granted (1)      Fiscal Year        ($/share)          Date           Value (2)
             ----                  -----------      -----------        ---------          ----           ---------
Donald D. Belcher...........          110,000           15.1%            $35.04         10/28/12         $841,500
Stephanie A. Streeter.......           75,000           10.3              35.50         10/01/12          628,500
Ronald D. Kneezel...........           14,000            1.9              35.04         10/28/12          107,100
Dennis J. Meyer.............           14,000            1.9              35.04         10/28/12          107,100
Frank W. Rudolph............           14,000            1.9              35.04         10/28/12          107,100
Daniel W. Kiener............           20,000            2.7              34.30            (3)            177,600
_______________________

1. The options reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code) were granted on October 28, 2002 (March 11, 2002 in the case of Mr. Kiener and October 1, 2002 in the case of Ms. Streeter) and vest ratably over the three-year period following the date of grant. The options are subject to early vesting in the case of the optionee's death, disability or retirement.

2. The option values presented are based on the Black-Scholes option pricing model adopted for use in valuing stock options. Material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the table above include the following: (a) an exercise price of the option equal to the fair market value of the underlying stock on the date of grant; (b) a risk-free rate of return representing the interest rate on a U.S. Treasury security with a maturity date corresponding to the term of the option; (c) volatility of 30% (32.9% and 30.8% in the case of the options granted to Mr. Kiener and Ms. Streeter, respectively), which was calculated using daily Common Stock prices for the one-year period prior to the date of grant; (d) a dividend yield equal to 1.9% (1.8% in the case of the option granted to Ms. Streeter) representing the dividend yield on the Common Stock as of the date of grant; (e) an option term of ten years; and
     (f) reductions of 15.6% to reflect the probability of forfeiture due to termination prior to vesting and 22.6% (22.0% and 22.7% in the case of the options granted to Mr. Kiener and Ms. Streeter, respectively) to reflect the probability of a shortened option term due to termination of employment prior to the expiration date. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated under the Black-Scholes model.

3. Mr. Kiener's options originally had a term of ten years from the date of grant. Due to his resignation, Mr. Kiener's options expired.

     The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 2002 fiscal year and the fiscal year-end value of unexercised options held by the named executive officers.

                Aggregated Option Exercises in 2002 Fiscal Year and Fiscal Year-End Option Values
                                                                       Number of Securities          Value of Unexercised In-the-
                                                                      Underlying Unexercised            Money Options at Fiscal
                                          Shares                    Options at Fiscal Year-End               Year-End(1)
                                         Acquired       Value      ----------------------------     ----------------------------
Name                                    on Exercise  Realized(1)   Exercisable    Unexercisable     Exercisable    Unexercisable
----                                    -----------  -----------   -----------    -------------     -----------    -------------
Donald D. Belcher..................          80,000     $895,550      435,834         216,666      $3,006,380         $618,495
Stephanie A. Streeter..............               0            0       43,334         161,666         173,769          347,531
Ronald D. Kneezel..................          12,000      141,600       59,500          28,000         359,610           77,400
Dennis J. Meyer....................          16,700      213,748       47,167          27,333         277,258           75,632
Frank W. Rudolph...................               0            0       11,334          26,666          72,204           54,646
Gerald A. Henseler.................          71,000      754,021            0               0               0                0
Daniel W. Kiener...................               0            0            0          20,000               0                0


_______________

1. The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

Long-Term Incentives

     The Company maintains the Banta Corporation Economic Profit (EP) Long-Term Incentive Plan (the "EP Long-Term Plan"), which provides an incentive based both on earnings per share performance and on the value created (i.e., "economic profit") when a business generates a financial return that exceeds the total cost of capital employed. The EP Long-Term Plan defines economic profit as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. Payouts under the EP Long-Term Plan are made in three annual installments contingent (other than in the case of death, disability, retirement or termination without cause) upon the participant's continued employment with the Company.

     Set forth below under the heading "Maximum" are the amounts accrued but not paid for fiscal 2002 performance for each of the named executive officers under the EP Long-Term Plan. The amounts under the heading "Threshold" reflect the fact that the accrued but unpaid amounts are subject to forfeiture. No amounts are reflected for Mr. Kiener since he forfeited his accrued but unpaid award under the EP Long-Term Plan upon his resignation.

              Long-Term Incentive Plan - Awards in 2002 Fiscal Year

                                          Estimated Future Payouts
                                  ----------------------------------------
         Name                       Threshold                Maximum
         ----                       ---------                -------
         Donald D. Belcher              $0                  $91,314
         Stephanie A. Streeter           0                   69,953
         Ronald D. Kneezel               0                   31,438
         Dennis J. Meyer                 0                   29,449
         Frank W. Rudolph                0                   28,699
         Gerald A. Henseler              0                   47,614

Pension Plan Benefits

     The following table sets forth the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's Employees Pension Plan as well as under the Company's Supplemental Retirement Plan (which, in part, provides benefits that would otherwise be denied participants by reason of (i) certain Internal Revenue Code limitations on qualified benefit plans and (ii) the exclusion of cash incentive awards and deferred compensation in calculating benefits under the qualified plan). The benefits that are payable under the pension and retirement plans are based upon remuneration that is covered under the plans and years of service with the Company and its subsidiaries.

                                                  Pension Plan Table
                                                                  Yearly Pension After
           Average Monthly                                     Specified Years of Service
         Compensation in Five      ---------------------------------------------------------------------------------
      Highest Consecutive Years       10 Years     15 Years      20 Years     25 Years      30 Years     35 Years
      -------------------------       --------     --------      --------     --------      --------     --------
        $    24,000                   $72,000      $93,600      $115,200     $136,800      $158,400     $180,000
             36,000                   108,000      140,400       172,800      205,200       237,600      270,000
             48,000                   144,000      187,200       230,400      273,600       316,800      360,000
             60,000                   180,000      234,000       288,000      342,000       396,000      450,000
             72,000                   216,000      280,800       345,600      410,400       475,200      540,000
             84,000                   252,000      327,600       403,200      478,800       554,400      630,000
             96,000                   288,000      374,400       460,800      547,200       633,600      720,000
            108,000                   324,000      421,200       518,400      615,600       712,800      810,000
            120,000                   360,000      468,000       576,000      684,000       792,000      900,000
            132,000                   396,000      514,800       633,600      752,400       871,200      990,000
            144,000                   432,000      561,600       691,200      820,800       950,400    1,080,000


     A participant's remuneration covered by the Company's pension arrangement is such participant's base salary, annual bonus and long-term incentive compensation. The covered remuneration paid for the last fiscal year to the named executive officers is set forth in the Summary Compensation Table under the headings "Salary", "Bonus" and "LTIP Payouts." As of December 31, 2002, Messrs. Belcher, Kneezel, Meyer, Rudolph and Henseler had completed 8, 14, 9, 2 and 35 years of credited service under the Company's pension plans, respectively. On such date, Ms. Streeter had two years of credited service. Due to the limited period of time Mr. Kiener was employed by the Company, he is not entitled to pension benefits from the Company. Benefits shown in the table are computed as a straight single life annuity assuming retirement at age 65. The benefits reflected in the table are not subject to reduction for Social Security benefits.

Agreements with Named Executive Officers

     The Company has agreements with Ms. Streeter as well as Messrs. Belcher, Kneezel, Meyer, Rudolph and certain other officers and key employees which provide for continued employment for periods of from two to three years after a change of control (the "Employment Period") and for lump-sum termination payments equal to three times the executive's base salary plus the highest incentive compensation earned by the executive in any year during the preceding three years if employment is terminated during the Employment Period by the Company (other than for cause or disability) or by the executive due to significant changes in his or her working conditions or status without his or her consent. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Under the agreements, the executive's employee benefits such as health, accident and life insurance will also be continued following a termination for which a termination payment is made for up to three years or until comparable benefits are available from a new employer. The agreements similarly provide for the accelerated vesting of outstanding stock options in the event of a change of control. The agreements provide that, if any payments thereunder constitute an "excess parachute payment" under the Internal Revenue Code, the Company will pay the officer the amount necessary to offset the excise tax and any additional taxes resulting from the payment of an excess parachute payment. In addition, the Company has agreed to pay Mr. Belcher a severance payment of two year's salary (and continue to provide health insurance for two years) if, prior to a change of control, the Company terminates his employment other than for cause or disability. Ms. Streeter has a similar agreement that provides for a severance payment of one year's salary (and the continuation of health insurance for one year) if, prior to a change of control, the Company terminates her employment other than for cause or disability.

     The Company has deferred compensation plans for key employees in which the named executive officers are eligible to participate and which provide for deferral of salary and cash incentive compensation. Payments under the deferred compensation plans generally commence following retirement of the participant. However, in the event of a change of control, a participant in the deferred compensation plans will receive a lump sum payment. The lump sum payment will be equal to the present value of the participant's future benefits if the participant is receiving benefits at the time of such change of control or the amount standing to the participant's credit in his or her deferred compensation account if the participant is not otherwise entitled to receive benefits at the time of such change of control. The Company has entered into an executive trust agreement with a third party trust company to provide a means of segregating assets for the payment of these benefits (as well as benefits under the Company's Supplemental Retirement Plan), subject to claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

     The Company has a retirement agreement with Mr. Belcher pursuant to which he will receive three annual payments of $500,000 each provided that he remains employed by the Company through April 30, 2004. Payments would also be due to Mr. Belcher under this agreement if, prior to April 30, 2004, Mr. Belcher is terminated by the Company other than for cause, he terminates his employment due to disability or good reason (as defined in the agreement) or his employment is terminated as a result of his death. In the event that this retirement benefit is earned by Mr. Belcher, payments will commence in April 2005.

     The Company also has an agreement with Mr. Henseler that provides for monthly payments of $2,000 for 120 months. These payments commenced upon Mr. Henseler's August 1, 2002 retirement. The agreement provides that Mr. Henseler may designate a beneficiary to receive the payments to which he is entitled in the event of his death prior to the receipt of any or all such payments. Payments under the agreement may be forfeited in the event Mr. Henseler engages in specified competitive activities during the first four years following his retirement. In connection with Mr. Henseler rejoining the Company as an executive officer in January 2003, the Company agreed to provide an enhanced retirement benefit to Mr. Henseler. The amount of this benefit will depend on the length of time after January 2003 that Mr. Henseler serves as Executive Vice President and Chief Financial Officer. The amount of the enhanced benefit is intended to approximate the amount of retirement benefits Mr. Henseler is foregoing by delaying his retirement and will be paid in conjunction with the agreement described above.

Committee Report on Executive Compensation

     The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its executive officers, including the named executive officers. The following is a report of the Compensation Committee regarding executive compensation:

     Policies Governing Executive Compensation. The Company's general policies relating to executive compensation are: (a) to establish a direct link between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing shareholder value; (c) to attract and retain the key executives necessary for the Company's long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the objective of the Compensation Committee has been to ensure that a significant portion of the compensation paid to senior executive officers, such as the named executive officers, be incentive-based since these individuals have significant control and responsibility for the Company's direction and performance.

     Executive Compensation Package. As reflected under the section entitled "Executive Compensation," the Company's executive compensation package currently consists of a mix of salary, annual and long-term bonus awards and stock option grants as well as benefits under the employee benefit plans offered by the Company.

     In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, the Compensation Committee, in conjunction with the Company's independent compensation consultants, has historically compared the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries. It is the judgment of the Compensation Committee that a review of the compensation practices of companies with such characteristics is appropriate in establishing competitive salary ranges for the Company's executive officers.

     Based on its analysis of comparative data, the Compensation Committee increased the minimum, midpoint and maximum ranges for each salary grade by 3.0% for fiscal 2002. The Compensation Committee also approved a 4.0% guideline for 2002 executive officer base salary increases, subject to individual variances to reflect above or below average performance. In establishing 2002 salaries for each individual executive officer, Mr. Belcher, the Company's then Chief Executive Officer, made specific recommendations for salary adjustments (other than his own) to the Compensation Committee based on the foregoing guidance provided by the Committee as well as a review of industry comparables, the level of responsibility delegated to the particular executive officer, the expertise and skills offered by each officer, the officer's individual job performance and the performance of the group over which the individual had responsibility. These various factors were considered on a case-by-case basis and no specific formula was used to give any one factor a relative weight as compared to the others. The Compensation Committee reviewed the foregoing recommendations and then made final decisions on the base salaries to be paid by the Company. The Compensation Committee also reviewed and fixed the base salary of Mr. Belcher for 2002 based on similar competitive compensation data and individual job performance criteria. The base salary paid to Mr. Belcher for fiscal 2002 was $700,000. Upon her appointment as Chief Executive Officer of the Company effective October 1, 2002, Ms. Streeter's base salary was increased to $615,000.

     The Compensation Committee has adopted the Economic Profit (EP) Incentive Compensation Plan (the "EP Incentive Plan"), which provides an annual incentive for certain employees of the Company, including the named executive officers. The factors on which awards under the EP Incentive Plan are based include: (i) earnings per share performance; (ii) the creation of economic profit for the Company; and (iii) for participants affiliated with a specific business unit, the operating earnings and the creation of economic profit for such unit. An award under the EP Incentive Plan may also have a discretionary component based on such criteria as the Committee may determine. For purposes of the economic value creation component of the formula, the EP Incentive Plan defines economic profit as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. The EP Incentive Plan is designed to reward executive officers and key managers for EPS performance, productive use of Company assets, reduction of costs and creation of efficiencies throughout the Company's organization. Under the EP Incentive Plan, target bonuses calculated as a percentage of salary are fixed by the Compensation Committee as are economic profit levels. The EP Incentive Plan also incorporates a "bonus bank" into which that portion of an award, if any, in excess of 200% of target is credited. Such bonus amounts are thereafter scheduled to be paid out over three years contingent (other than in the case of death, disability, retirement or termination without cause) upon the participant's continued employment with the Company. Under the EP Incentive Plan, Mr. Belcher and Ms. Streeter received payouts of $524,731 and $310,487, respectively, for the 2002 fiscal year.

     The Compensation Committee has also adopted the Economic Profit (EP) Long-Term Incentive Compensation Plan (the "EP Long-Term Plan"), which provides long-term incentives for certain employees of the Company, including the named executive officers. The EP Long-Term Plan is similar to the EP Incentive Plan. Awards paid under the EP Long-Term Plan to the executive officers are paid based entirely on Company performance (EPS and economic profit performance) and are paid out in three annual installments contingent (other than in the case of death, disability, retirement or termination without cause) upon the participant's continued employment with the Company. Under the EP Long-Term Plan, Mr. Belcher and Ms. Streeter received payouts of $133,208 and $47,172, respectively, in 2002.

     In addition to the foregoing annual and long-term incentive plans, the Company's executive compensation package has historically included stock option grants. The Compensation Committee has the authority to grant, in addition to stock options, other equity-based awards, including stock appreciation rights, restricted stock and performance shares. To date, however, only stock options have been granted under the Company's equity-based plans. Stock options granted by the Compensation Committee have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. It has been the view of the Compensation Committee that options should create a long-term incentive and align the interests of management with the interests of shareholders.

     In determining proposed stock option grants to be made to the Company's executive officers, the Compensation Committee reviews, in consultation with the Company's independent compensation consultants, equity-based incentive programs of a select group of peer companies. Based on this analysis, Mr. Belcher received an option to purchase 110,000 shares of Common Stock at a per share exercise price of $35.04 on October 28, 2002. Upon her appointment as Chief Executive Officer of the Company effective October 1, 2002, Ms. Streeter received an option to purchase 75,000 shares of Common Stock at a per share exercise price of $35.50. By tying a portion of each executive officer's overall compensation to stock price through the grant of options, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value.

     In connection with the equity-based plans, the Company endorses the policy that stock ownership by management is an important factor in aligning the interests of management and shareholders. The Company has adopted stock ownership guidelines that are intended to encourage stock ownership by management. Under these guidelines, management personnel are expected to own a specified number of shares of Common Stock depending upon their respective salary grade. The Compensation Committee considers an individual's compliance with the stock ownership guidelines in determining the size of equity-based grants.

     The Company's policy with respect to other employee benefit plans is to provide competitive benefits to the Company's employees, including executive officers, to encourage their continued service with the Company. In the view of the Compensation Committee, a competitive benefits package is an essential component in achieving the Company's goal of being able to attract new key employees from time to time as events warrant.

     Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, in all appropriate circumstances, to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

                                BANTA CORPORATION
                             COMPENSATION COMMITTEE

                         Jameson A. Baxter, Chairperson
                                John F. Bergstrom
                                 Ursula M. Burns
                                Ray C. Richelsen

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is composed of three directors, each of whom is independent as defined in the New York Stock Exchange's listing standards. The Audit Committee operates under a written charter adopted by the Board. In January 2003, the Board approved revisions to the charter. A copy of the charter of the Audit Committee, as so revised, is attached to this proxy statement as Appendix A.

     Ernst & Young LLP has served as the independent auditors for the Company since May 17, 2002 and audited the financial statements of the Company for the fiscal year ended December 28, 2002. Under its revised charter, the Audit Committee is solely responsible for the selection and termination of the Company's independent auditors.

     The Company's management is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to monitor and oversee this process.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 28, 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Ernst & Young LLP has provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Ernst & Young LLP its independence. The Audit Committee considered whether the independent auditors' provision of non-audit services is compatible with maintaining Ernst & Young LLP's independence.

     During the fiscal years ended December 28, 2002 and December 29, 2001, the Company retained and paid Ernst & Young LLP to provide audit and/or other services. Arthur Andersen LLP served as the Company's independent auditors in the fiscal year ended December 29, 2001 and provided services to the Company in fiscal 2002 until such firm was succeeded by Ernst & Young LLP as the Company's independent auditors on May 17, 2002. The fees paid to Ernst & Young LLP and Arthur Andersen LLP for the years ended December 28, 2002 and December 29, 2001 were as follows:

     Audit Fees. Fees for audit services paid to Ernst & Young LLP totaled $434,000 in 2002 and $0 in 2001. Fees for audit services paid to Arthur Andersen LLP totaled $8,000 in 2002 and $334,000 in 2001. Audit fees include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

     Audit-Related Fees. Fees for audit-related services paid to Ernst & Young LLP totaled $193,000 in 2002 and $0 in 2001. Fees for audit-related services paid to Arthur Andersen LLP totaled $31,000 in 2002 and $47,000 in 2001. Audit-related services principally include due diligence in connection with acquisitions and accounting consultations.

     Tax Fees. Fees paid to Ernst & Young LLP for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled $144,000 in 2002 and $12,000 in 2001. Tax fees paid to Arthur Andersen LLP totaled $104,000 in 2002 and $327,000 in 2001.

     All Other Fees. There were no such fees paid to Ernst & Young LLP in 2002 or 2001. All other fees paid to Arthur Andersen LLP totaled $0 in 2002 and $298,000 in 2001. Such fees paid to Arthur Andersen LLP related primarily to services for financial information systems design and implementation.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

     Based on the Audit Committee's reviews and discussions with management, the internal auditors and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission.


                        BANTA CORPORATION AUDIT COMMITTEE

                        Richard L. Gunderson, Chairperson
                                Ray C. Richelsen
                                 Henry T. DeNero

                             PERFORMANCE INFORMATION

     Set forth below are line graphs during the last five years comparing the Company's cumulative total shareholder return with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and companies in a peer group selected in good faith by the Company. The total return information presented in the graphs assumes the reinvestment of dividends. The companies in the peer group are: Cadmus Communications Corp.; Courier Corp.; R. R. Donnelley & Sons Company; and Quebecor World Inc. The returns of each company in the peer group have been weighted based on such company's relative market capitalization.


                 Comparison Of Five Year Cumulative Total Return
         Among Banta Corporation, S&P 500 Index And Peer Group Companies

                        [STOCK PERFORMANCE CHART OMITTED]

                                                                           December 31,

                                                   1997        1998       1999        2000        2001       2002
                                                   ----        ----       ----        ----        ----       ----
Banta Value.................................     $  100      $  103      $   87     $  101      $  120      $  130
S&P 500 Composite...........................        100         129         154        138         120          92
Peer Group..................................        100         118          72         83          82          74


                         INDEPENDENT PUBLIC ACCOUNTANTS

Current Independent Accountants

     Ernst & Young LLP has served as the independent auditors for the Company since May 17, 2002 and audited the financial statements of the Company for the fiscal year ended December 28, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement. The Company's independent auditors for fiscal year 2003 will be appointed later in the year by the Audit Committee.

Change in Independent Accountants

     On May 17, 2002, the Board of Directors, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent accountants and engaged Ernst & Young LLP to serve as the Company's independent accountants for 2002.

     Andersen's reports on the Company's consolidated financial statements for the fiscal years ended December 29, 2001 and December 30, 2000 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 29, 2001 and December 30, 2000 and the subsequent interim period from December 30, 2001 through May 17, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of said former accountant, would have caused it to make a reference to the subject matter of such disagreements in connection with its reports ("Disagreements"). During the fiscal years ended December 29, 2001 and December 30, 2000 and the subsequent interim period, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

     The Company provided Andersen with a copy of the foregoing statements. Anderson delivered a letter to the Company, dated May 22, 2002, stating its agreement with such statements.

     During the Company's two most recent fiscal years and the subsequent interim period through May 17, 2002, the date on which Ernst & Young LLP was engaged, the Company did not consult Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matter that was either the subject of a Disagreement or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).


                                  OTHER MATTERS

Solicitation Expenses

     All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The regulations of the Securities and Exchange Commission require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements.

Related Party Transaction

     The Company has an agreement with Hewlett-Packard Company (formerly Compaq Computer Corporation) pursuant to which the Company provides various supply-chain management services in connection with the configuration, testing and worldwide distribution of Hewlett-Packard's hard drives. Michael J. Winkler, a director of the Company, is an Executive Vice President of Hewlett-Packard. The Company's revenue attributable to its contract with Hewlett-Packard totaled $115 million in 2002. The Company currently expects that revenue from the Hewlett-Packard contract in fiscal 2003 will be comparable to the fiscal 2002 revenue. Due to the business relationship between the Company and Hewlett-Packard, it is not expected that Mr. Winkler will be appointed in the future to serve on the Company's Audit, Compensation or Nominating and Corporate Governance Committees.

Delivery of Proxy Materials to Households

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and this proxy statement. Upon oral or written request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ronald D. Kneezel, Vice President, General Counsel and Secretary, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952, telephone number: (920) 751-7777.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") that are intended to be presented at the 2004 annual meeting of shareholders must be received by the Company no later than November 20, 2003 to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2004 annual meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Tuesday in the month of April, provided that the date of the annual meeting is not advanced by more than 30 days or delayed by more than 60 days from the second Tuesday in the month of April. The 2004 annual meeting of shareholders is tentatively scheduled to be held on April 27, 2004. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2004 annual meeting of shareholders but does not intend to have included in the Company's proxy materials) on or prior to February 13, 2004 (assuming an April 27, 2004 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2004 annual meeting. If the Board nonetheless chooses to present such proposal at the 2004 annual meeting, then the persons named in proxies solicited by the Board for the 2004 annual meeting may exercise discretionary voting power with respect to such proposal.

                                   By Order of the Board of Directors
                                   BANTA CORPORATION

                                   /s/ Ronald D. Kneezel

                                   Ronald D. Kneezel
                                   Secretary

The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 2002. Requests for the Form 10-K must be in writing and addressed to Gerald A. Henseler, Executive Vice President and Chief Financial Officer, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952.

                                                                      Appendix A
                                BANTA CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           (Adopted January 28, 2003)

Statement of Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independent auditors' qualifications and independence, (c) the performance of the Company's internal audit function and independent auditors and (d) the compliance by the Company with legal and regulatory requirements. The Committee is also responsible for preparing the report of the Audit Committee required by the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement for its annual meeting of shareholders.

Committee Membership and Qualifications

     The Committee shall be comprised of three or more directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. The Company will endeavor to ensure that at least one member of the Committee is a "financial expert" as defined by the SEC. Members of the Committee shall not simultaneously serve on audit committees of more than two other public companies without the prior consent of the Board of Directors.

Appointment and Removal of Committee Members

     The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies on the recommendation of the Company's Nominating and Corporate Governance Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member's earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

     The Chairperson of the Committee shall be appointed by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Company's Chief Financial Officer, set the agendas for Committee meetings.

Meetings

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee.

     The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Committee shall periodically meet privately in executive session with management, the internal auditing department, the independent auditors, and as a Committee.

Responsibilities and Duties

     The Committee shall have the sole authority to retain and terminate the Company's independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

     The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate authority to grant preapprovals of audit and permitted non-audit services to one or more of its members, provided that decisions of such member or members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Except as specified in the preceding sentence, the Committee shall have no authority to delegate its responsibilities and duties to a subcommittee of its members.

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

     In carrying out these responsibilities and duties, the Committee will:

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually in consultation with the Nominating and Corporate Governance Committee. Submit the Charter to the Board of Directors for approval and have the Charter published in the proxy statement in accordance with SEC regulations.

     2. Review and discuss with management and the independent auditors the Company's annual audited financial statements and the independent auditors' report thereon, including disclosures made in management's discussion and analysis, contained in the Company's Form 10-K and annual report to shareholders prior to the filing or distribution thereof. As part of the review process, the Committee will recommend to the Board of Directors whether the audited financial statements should be included in the Company's Form 10-K.

     3. Meet separately and on a periodic basis with management, the internal auditors and the independent auditors.

     4. Review and discuss with management and the independent auditors the quarterly and annual earnings press releases (including a review of any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

     5. Review and discuss with management and the independent auditors the Company's Form 10-Q, including disclosures made in management's discussion and analysis as well as the results of the independent auditors' review of the quarterly financial statements.

     6. In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company's risk assessment and risk management policies. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     7. Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     8.   Review and discuss quarterly reports from the independent auditors on:

          o    All critical accounting policies and practices to be used.

          o All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

          o Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

     9. Discuss with management and the independent auditors the effect of accounting and regulatory initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

     10. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties or problems encountered in the course of the audit work and management's response thereto, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     11. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     Independent Auditors

     12. Review the performance of the independent auditors, including an evaluation of the lead audit partner.

     13. Approve all audit engagement fees and terms and other significant compensation to be paid to the independent auditors.

     14. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     15. Review the independent auditors' audit plan prior to the commencement of the audit and discuss audit scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     16. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     17. Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board of Directors.

     18. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

     19. Set clear policies for the hiring by the Company of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

     Internal Audit Department

     20. Review and approve the internal audit function of the Company, including independence and the proposed audit plans for the coming year.

     21. Review the budget, any changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     22. Review the appointment, performance, replacement, reassignment or dismissal of the internal audit manager.

     23. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     Compliance Oversight

     24. On at least an annual basis, review with the Company's General Counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     25. Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's codes of ethics and compliance. Annually review a summary of director and officer related party transactions and potential conflicts of interest.

     26. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     27. Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

     Other Committee Responsibilities

     28. Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee's Chairperson or any other member of the Committee designated by the Committee to make such report.

     29. Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

     The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Limitation of Committee's Role

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

                        ANNUAL MEETING OF SHAREHOLDERS OF
                                BANTA CORPORATION

                                 April 29, 2003
                                     Common




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


                 Please detach and mail in the envelope provided.

                                BANTA CORPORATION
                                     COMMON
       Proxy for Annual Meeting of Shareholders to be held April 29, 2003

     The undersigned constitutes and appoints DONALD D. BELCHER and RONALD D. KNEEZEL, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side, all shares of Banta Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Fox Cities Performing Arts Center, Kimberly-Clark Theater, 400 West College Avenue, Appleton, Wisconsin on April 29, 2003, at 2:00 P.M., Central Time, and at all adjournments or postponements thereof.

     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR all indicated nominees as directors (Item 1).

     The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of notice of the annual meeting and the proxy statement. This proxy is solicited on behalf of the Board of Directors of Banta Corporation.



                (Continued and to be signed on the reverse side)

-------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE BOARD'S NOMINEES FOR DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE |X|
-------------------------------------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS                                         2. In their discretion upon all such other
                                                                    business as may properly come before the
                                                                    meeting.


                              NOMINEES
|_| FOR ALL NOMINEES          o  Jameson A. Baxter
|_| WITHHOLD AUTHORITY        o  Donald D. Belcher
    FOR ALL NOMINEES          o  John F. Bergstrom
|_| FOR ALL EXCEPT            o  Ursula M. Burns
    (See instructions below)  o  Henry T. DeNero
                              o  Richard L. Gunderson
                              o  Ray C. Richelsen
                              o  Stephanie A. Streeter
                              o  Michael J. Winkler

INSTRUCTION: To withhold authority to vote for any
individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominees you wish to withhold, as shown
here: o
------------------------------------------------------------



------------------------------------------------------------

To change the address on your account, please check the box
at the right and indicate your new address in the address
space above. Please note that changes to the registered           |_|
name(s) on the account may not be submitted by this method.

------------------------------------------------------------


Signature of Shareholder                          Date:            Signature of Shareholder                    Date:
                         -----------------------       ----------                          -----------------        ----------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.